Exhibit 99.1

2012 NuStar Bank Meeting November 7, 2012 2013 UBS MLP One-on-One Conference January 15th & 16th 2013 2013 Citigroup One-on-One MLP/Midstream Infrastructure Conference August 21 & 22, 2013

2 Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements as defined by federal securities law. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see the prospectus relating to this notes offering and NuStar Energy L.P.’s annual report on Form 10-K and quarterly report on Form 10-Q, filed with the SEC and available on NuStar’s website at www.nustarenergy.com. We use financial measures in this presentation that are not calculated in accordance with generally accepted accounting principles (“non-GAAP”) and our reconciliations of non-GAAP financial measures to GAAP financial measures are located in the appendix to this presentation. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. Forward Looking Statements

NuStar Overview 3

4 Two Publicly Traded Companies NuStar Energy L.P. (NYSE: NS) is a publicly traded partnership with a market capitalization of approximately $3.3 billion and an enterprise value of approximately $5.7 billion NuStar GP Holdings, LLC (NYSE: NSH) holds the 2% general partner interest, incentive distribution rights and 13.0% of the common units in NuStar Energy L.P. NSH has a market capitalization of around $1.0 billion 81.2% Membership Interest 85.0% L.P. Interest Public Unitholders 34.6 million NSH Units Public Unitholders 67.6 million NS Units 18.8% Membership Interest 2.0% G.P. Interest 13.0% L.P. Interest Incentive Distribution Rights William E. Greehey 8.0 million NSH Units NYSE: NSH NYSE: NS NS NSH IPO Date 4/16/2001 7/19/2006 Unit Price (08/16/13) $41.83 $23.67 Annualized Distribution/Unit $4.38 $2.18 Yield (08/16/13) 10.47% 9.21% Market Capitalization $3,258 million $1,009 million Enterprise Value $5,717 million $1,025 million Credit Ratings – Moody’s Ba1/Negative n/a S&P BB+/Stable n/a Fitch BB/Stable n/a

5 Large and Diverse Geographic Footprint with Assets in Key Locations Asset Stats: Operations in the U.S., Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, the United Kingdom and Turkey. Own 87 terminal and storage facilities Approximately 97 million barrels of storage capacity 8,621 miles of crude oil and refined product pipelines 50% interest in a joint venture that owns a terminal and an asphalt refinery with throughput capacity of 74 MBPD

6 Diversified Operations from Three Business Segments Percentage of Full Year 2012 Adjusted Segment Operating Income Storage: 53% Refined Product Terminals Crude Oil Storage Pipeline: 43% Refined Product Pipelines* Crude Oil Pipelines Fuels Marketing: 4% Product Supply, Crude Oil Trading, Bunkering and Fuel Oil Marketing Approximately 96% of NuStar Energy’s 2012 segment operating income, after excluding asphalt operations and the San Antonio refinery, came from fee-based Storage and Pipeline segments Storage and Pipeline segments are expected to account for around 90% of 2013 segment operating income * Includes primarily distillates, gasoline, propane, jet fuel, ammonia and other light products. Does not include natural gas. 53% 43% 4%

7 Strategic Redirection and Change in Focus Initiated in Late 2012 Strategic redirection involved minimizing exposure to margin-based operations Sold 50% of asphalt business on September 28, 2012 Sold San Antonio refinery on January 1, 2013 Proceeds from sales transactions used primarily for debt reduction and investments in acquisitions and internal growth projects Currently focused on growing fee-based side of business Closed on Eagle Ford Shale crude oil pipeline acquisition in December 2012 Concentrating on internal growth projects in Eagle Ford Shale Continue to develop certain storage terminals

8 Fuels Marketing Segment

9 Expect Less Volatility in Fuels Marketing Segment Due to Reduction in Refining Exposure Effective September 28, 2012, as a result of selling 50% of the asphalt business, we deconsolidated those results from NuStar’s financial statements Transaction provided NuStar with around $450 million in cash proceeds Segment is entirely composed of the remaining Fuels Marketing operations since January 1, 2013 sale of San Antonio refinery Refinery sale proceeds around $115 million 2013 Fuels Marketing operations results are expected to generate $20 to $40 million of EBITDA in 2013 Reduced worldwide demand and increased supply putting pressure on bunker margins 1 – Please see slide 29 for a reconciliation of Fuels Marketing segment EBITDA to its most directly comparable GAAP measure, Operating Income 1

10 Asphalt Joint Venture Summary $450 million asset-based lending (ABL) Facility should provide the joint venture (JV) financing for about two-thirds of the JV’s working capital needs NuStar providing JV an unsecured, seven-year revolving credit facility for up to $250 million Balance $194 million at June 30, 2013 Current balance close to $250 million NuStar agreed to provide credit support for the JV of up to $150 million, in the form of guarantees and letters of credit Approximately $110 million of guarantees and $12 million of letters of credit have been issued as of June 30, 2013

11 Storage Segment

12 Expect 2013 Storage Segment EBITDA to be Comparable with 2012 Storage Segment EBITDA ($ in Millions)1 Storage Contract Renewals (% as 07/23/2013) Outlook Segment should benefit from a full year of EBITDA relating to rail car offloading facility project completed in April 2012 at our St. James, LA terminal facility Segment should also benefit from storage expansions completed in early 2013 at St. Eustatius and St. James, LA terminal facility Backwardation in forward pricing curve and weak demand for storage putting downward pressure on storage rates in certain markets offsetting some of these benefits 1 – Please see slide 30 for a reconciliation of Storage Segment EBITDA to its most directly comparable GAAP measure, Operating Income 2006 2007 2008 2009 2010 2011 2012 $162 $177 $208 $242 $256 $281 $288 < 1 Year 1 to 3 Years 3 to 5 Years > 5 Years 36% 23% 24% 17%

NuStar Overview 13 Growth Continues at our St. James, Louisiana Terminal Currently have 9 million barrels of storage capacity at St. James Completed 700,000 barrel expansion in January 2013 In discussions with major oil companies about additional expansion opportunities

NuStar Overview 14 Second St. James Unit Train Project Recent commitment from a third party supports the construction of second unit train unloading facility at our St. James Terminal First unit train project completed in April 2012 Estimated costs of second unit train approximately $45 million Planned in service date fourth quarter 2013 Annual EBITDA estimated in the $15 to $20 million range 1 1 – Please see slide 30 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

15 Pipeline Segment

16 Growth in Eagle Ford Shale Region Expected to Lead to Future Growth in Pipeline Segment EBITDA Pipeline Segment EBITDA ($ in Millions)1 Pipeline Receipts by Commodity Other* 9% Crude Oil 46% Gasoline 27% Distillate 18% *Other includes ammonia, jet fuel, propane, naphtha and light end refined products Outlook 2013 segment EBITDA expected to be $50 to $70 million higher than 2012 Eagle Ford pipeline expansion projects completed in last half of 2012 and expected to be completed in late 2013 combined with benefits from the December 2012 TexStar acquisition and higher FERC tariffs, effective July 1, 2013, should contribute to the higher earnings 1 – Please see slide 31 for a reconciliation of Pipeline Segment EBITDA to its most directly comparable GAAP measure, Operating Income 1 2006 2007 2008 2009 2010 2011 2012 $170 $176 $186 $190 $199 $197 $211

17 To Date NuStar Has Completed Four Internal Growth Projects in the Eagle Ford Shale Region NuStar was one of the first to transport Eagle Ford Shale region crude oil via pipeline Four completed projects include: Reactivation of Pettus to Corpus Christi pipeline Reversal of 8-inch Corpus to Three Rivers refined products pipeline Connection of 16-inch Corpus to Three Rivers crude oil pipeline to 12-inch TexStar crude oil pipeline system Construction of a new 12-inch crude oil pipeline Total capital spent to date approximately $150 million Expected to generate EBITDA of around $30 million per year 1 1 – Please see slide 31 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

18 In Mid-November 2012 Signed an Agreement with ConocoPhillips to Further Expand Capacity in Eagle Ford Shale Region NuStar will construct a 100 thousand barrel terminal facility, truck offloading facilities and a pipeline connection to NuStar’s existing 12” Pettus line 12” Pettus line will connect to NuStar’s Three Rivers to Corpus 16” line giving ConocoPhillips the ability to move Eagle Ford production to Corpus Christi Capacity of 12” Pettus line 100 thousand BPD Agreement provides ConocoPhillips with 30 to 60 thousand BPD of shipping capacity Projected completion in the 3rd quarter of 2013 10-year take or pay agreement supports this project Dock expansion at Corpus Christi North Beach Terminal will give ConocoPhillips and other customers more options to move Eagle Ford crude Projected completion early in the 2nd quarter of 2014 Total NuStar spending should be $120 to $140 million Should generate about $15 million of annual EBITDA Small benefit in 2013 but majority in 2014 and thereafter 1 1 – Please see slide 31 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

NuStar Overview 19 December 2012 Crude Oil Pipeline Acquisition from TexStar allows NuStar to become One of the Largest Players in the Eagle Ford Shale Region In December 2012, almost simultaneously with the completion of the connection of 16” Corpus to Three Rivers Pipeline to TexStar Pipeline system, NuStar acquired TexStar’s 140 miles of crude oil transmission and gathering lines as well as five storage terminals for $325 million Acquisition further integrates NuStar with producers and marketers of Eagle Ford Shale region crude oil Provides NuStar with access to dedicated production acreage Provides Eagle Ford Shale region crude oil producers the ability to move production to Corpus Christi Crude oil producers also have access to NuStar’s Corpus Christi storage and dock space that can be utilized for shipments to other markets Currently shipping around 90,000 BPD on this line Throughputs should increase to around 100,000 BPD by the end of 2013 Acquisition expected to provide $10 to $30 million of EBITDA in 2013 EBITDA should increase to $50 to $70 million by 2015 1 1 1 – Please see slide 31 for a reconciliation of EBITDA to its most directly comparable GAAP measure, Operating Income

20 Open Season for South Texas Crude Oil Pipeline System Project Open Season commenced July 17, 2013 and ends August 30, 2013 Assessing shipper interest in committed space to transport Eagle Ford Shale crude oil from several terminal locations on our South Texas Crude Oil Pipeline System to our Corpus Christi North Beach facility Proposed project includes pipeline capacity upgrades to segments of our South Texas Crude Oil Pipeline System Capacity upgrades would occur in two phases First phase would add incremental throughput capacity of approximately 35,000 barrels per day and should be available for service in the third quarter of 2014 Second phase would add incremental throughput capacity of approximately 65,000 barrels per day and should be available for service in the first quarter of 2015

21 Current NuStar Eagle Ford Presence

22 NuStar’s Throughputs in Eagle Ford Expected to Increase MBPD 161 175 200 320 198 228 308 428 0 100 200 300 400 500 4Q 2012 2Q 2013 4Q 2013 4Q 2014 Throughputs (MBPD) Capacity (MBPD)

23 Financial Overview

24 Capital Structure as of June 30, 2013 (Dollars in Millions) Actual $1.5 billion Credit Facility $614 $318 NuStar Logistics Notes (4.75%) 250 250 NuStar Logistics Notes (4.80%) 450 450 NuStar Logistics Notes (6.75%) - 300 NuStar Logistics Notes (8.15%) 350 350 NuStar Logistics Sub Notes (7.625%) 403 403 GO Zone Bonds 365 365 Other Debt 32 32 Net unamortized discount, including fair value adjustments 37 37 Total Debt $2,501 $2,505 Total Partners’ Equity 2,440 2,440 Total Capitalization $4,941 $4,945 Availability under the Credit Facility as of June 30, 2013 was ~ $730 million $614 million in borrowings and $154 million in Letters of Credit outstanding On August 19, 2013 closed on a public offering of $300 million of 6.75% senior notes due February 1, 2021 Proceeds for general partnership purposes, including repayment of a portion of the outstanding borrowings under the $1.5 billion Credit Facility Pro-Forma

25 Debt Maturity Profile as of June 30, 2013 (Dollars in Millions) Callable in 2018 but final maturity 2043 $0 $250 $500 $750 $1,000 2013 2017 2018 2020 2022 2038-2041 $350 $450 $250 $32 $403 Sub Notes UK Term Loan GO Zone Financing Sr. Unsecured Notes Revolver $365 $614 $753

NuStar Overview 26 Internal Growth Project Spending Continues to Increase.2013 internal growth spending should be in the $350 to $400 million range (Dollars in Millions) $0 $100 $200 $300 $400 2009 2010 2011 2012 $164 $219 $294 $374 2009-2012 Internal Growth Project Spending

27 NuStar Highlights High - quality, large and diverse asset footprint supporting energy infrastructure both in the U.S. and internationally Contracted fee-based storage and pipeline assets provide stable cash flows, delivering approximately 96% of 2012 adjusted segment operating income Diverse and high quality customer base composed of large integrated oil companies, national oil companies and refiners Strong balance sheet with a focus on improving credit metrics and attaining investment grade credit ratings Experienced and proven management team with substantial equity ownership and industry experience Recognized nationally for safety and environmental record Named #38 on Fortune’s 2013 “100 Best Places to Work”

Appendix 28

Reconciliation of Non-GAAP Financial Information: Fuels Marketing Segment 29 (Unaudited, Dollars in Thousands) The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the Fuels Marketing Segment: Year Ended December 31, 2013 Projected operating income range $ 20,000 - 40,000 Plus projected depreciation and amortization expense range - Projected annual EBITDA range $ 20,000 - 40,000 NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles. EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

NuStar

Reconciliation of Non-GAAP Financial Information: Storage Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Storage Segment:

	Year Ended December 31,						
	2006	2007	2008	2009	2010	2011	2012
Operating income	$ 108,486	$ 114,635	$ 141,079	$ 171,245	$ 178,947	$ 193,395	$ 194,567
Plus depreciation and amortization expense	53,121	62,317	66,706	70,888	77,071	87,737	93,449
EBITDA	**$ 161,607**	**$ 176,952**	**$ 207,785**	**$ 242,133**	**$ 256,018**	**$ 281,132**	**$ 288,016**

The following is a reconciliation of projected annual operating income to projected annual EBITDA for a certain project in our Storage Segment related to our internal growth program:

	St. James, LA 2nd Unit Train Project
Projected annual operating income range	$ 14,000 - 17,000
Plus projected annual depreciation and amortization expense range	1,000 - 3,000
Projected annual EBITDA	$ 15,000 - 20,000

30

Reconciliation of Non-GAAP Financial Information: Pipeline Segment

(Unaudited, Dollars in Thousands)

NuStar Energy L.P. utilizes a financial measure, EBITDA, that is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare partnership performance. In addition, management believes that this measure provides investors an enhanced perspective of the operating performance of the partnership's assets. EBITDA is not intended nor presented as an alternative to net income. EBITDA should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

EBITDA in the following reconciliations relate to our operating segments. For purposes of segment reporting we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the following reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the Pipeline Segment:

	Year Ended December 31,						
	2006	2007	2008	2009	2010	2011	2012
Operating income	$ 122,714	$ 126,508	$ 135,086	$ 139,869	$ 148,571	$ 146,403	$ 158,590
Plus depreciation and amortization expense	47,145	49,946	50,749	50,528	50,617	51,165	52,878
EBITDA	**$ 169,859**	**$ 176,454**	**$ 185,835**	**$ 190,397**	**$ 199,188**	**$ 197,568**	**$ 211,468**

The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the Pipeline Segment:

	Year Ended December 31, 2013
Projected incremental operating income range	$ 45,000 - 55,000
Plus projected incremental depreciation and amortization expense range	5,000 - 15,000
Projected incremental EBITDA range	$ 50,000 - 70,000

The following are reconciliations of projected annual operating income to projected annual EBITDA for certain projects in our Pipeline Segment related to our internal growth program:

	Completed Eagle Ford Expansion Projects	ConocoPhillips Eagle Ford Project
Projected annual operating income range	$ 26,000 - 25,000	$ 12,000 - 10,000
Plus projected annual depreciation and amortization expense range	4,000 - 5,000	3,000 - 5,000
Projected annual EBITDA	$ 30,000	$ 15,000

The following is a reconciliation of projected operating income to projected EBITDA for the TexStar Asset Acquisition:

	Year Ended December 31, 2013	Year Ended December 31, 2015
Projected operating income range	$ 1,000 - 19,000	$ 35,000 - 52,000
Plus projected depreciation and amortization expense range	9,000 - 11,000	15,000 - 18,000
Projected EBITDA range	$ 10,000 - 30,000	$ 50,000 - 70,000

31